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                                                                   EXHIBIT 23.3

                                   CONSENT


BOARD OF DIRECTORS AND SHAREHOLDERS
FOREST OIL CORPORATION:

     We hereby consent to the reference to our firm under the heading "Experts" in the registration statement on Form S-4 of Forest Oil Corporation for the registration of $75,000,000 principal amount of 8 3/4% Senior Subordinated Notes due 2007, Series 1998.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/  R.E. Hughes
----------------
R.E. Hughes, P. Eng.
Vice Chairman

Calgary, Alberta
Dated:  April 14, 1998